Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2013, with respect to the consolidated financial statements and schedule contained in the Annual Report of Qualys, Inc. on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

San Francisco, California

January 27, 2014